Exhibit 99.1

Citadel Broadcasting Corporation

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports

2007 Third Quarter Operating Results

•	Third Quarter 2007 Net Revenues of $240.2 million

Las Vegas, Nevada – November 9, 2007 – Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the third quarter of 2007.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The Company is pleased with the progress of integrating the ABC Radio and Network business with our existing operations, and we are focusing our efforts on the potential sale of certain radio stations, which is expected to reduce the Company’s outstanding indebtedness.”

September 30, 2007 – Third Quarter Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(amounts in thousands)
As Reported
Net revenue	$240,207	$112,517	$474,284	$318,970
Operating (loss) income	(427,432)	40,342	(371,920)	(46,054)
Segment operating income	92,317	52,147	190,420	141,316

Pro Forma
Net revenue	$240,207	$249,231	$706,804	$727,354
Segment operating income	92,317	103,934	259,646	281,939

Net revenues for the third quarter of 2007 were $240.2 million as compared to $112.5 million for the third quarter of 2006. The increase in revenues was a result of the acquisition of ABC Radio on June 12, 2007. On a pro forma basis, which includes the results of ABC Radio for the quarter ended September 30, 2006, net revenues were $249.2 million compared to $240.2 million for the quarter ended September 30, 2007. This decrease of $9.0 million, or 3.6%, is a result of a $10.2 million decline in revenue from our Radio Markets, offset by an increase in revenue at the Radio Network of $1.5 million. The decline in net revenues at the Radio Markets was primarily attributable to lower revenues in our Atlanta, GA; Birmingham, AL; Washington D.C.; San Francisco, CA; Detroit, MI; Dallas, TX; Providence, RI and Tucson, AZ radio stations.

Operating loss for the third quarter of 2007 was $427.4 million as compared to operating income of $40.3 million in the corresponding 2006 period, a decrease of $467.7 million. The decrease in operating income for the three months ended September 30, 2007 is the result of a $495.8 million asset impairment and disposal charge. The asset impairment and disposal charge is related to an overall deterioration in the radio market place and to a decline in the Company’s stock price during the three months ended September 30, 2007 as compared to the Company’s stock price that was used under generally accepted accounting principles in the United States of America (“GAAP”) to record the ABC Radio merger, coupled with a decline in the estimated fair value of certain markets that are more likely than not to be disposed. Operating income was also impacted by an increase in depreciation and amortization of $8.3 million and an increase of $2.0 million in corporate general and administrative costs, offset by the operations of the ABC Radio stations and network acquired on June 12, 2007. The increases in depreciation and amortization and corporate general and administrative expenses are attributable to the ABC Radio acquisition.

Segment operating income (as detailed in the attached table, a non-GAAP financial measure, is generally defined as net income (loss) plus income tax expense (benefit), interest-related expenses, depreciation and amortization, local marketing agreement fees, stock-based compensation, corporate general and administrative expenses, asset impairment and disposal charges, other, net and other non-cash expenses) was $92.3 million for the third quarter of 2007, compared to $52.1 million for the third quarter of 2006, an increase of $40.2 million. This increase reflects the operations of ABC Radio, which was acquired on June 12, 2007. On a pro forma basis, which includes the results of ABC Radio for the quarter ended September 30, 2006, segment operating income was $103.9 million compared to segment operating income for the quarter ended September 30, 2007 of $92.3 million. This decrease of $11.6 million, or 11.2%, is a result of a $12.4 million decline in segment operating income from our Radio Markets offset by an increase in segment operating income at the Radio Network of $0.8 million. The decline in segment operating income at the Radio Markets was primarily attributable to our Washington, D.C.; Atlanta, GA; Birmingham, AL; Oklahoma City, OK; Buffalo, NY; Tucson, AZ; Providence, RI; Detroit, MI and San Francisco, CA radio stations. Segment operating income was also reduced by $0.9 million for transaction retention compensation paid to certain ABC Radio employees.

Net interest expense increased to $39.0 million for the quarter ended September 30, 2007 from $8.2 million for the quarter ended September 30, 2006, an increase of $30.8 million. The increase in net interest expense was primarily the result of the interest incurred on the increased borrowings under the Company’s new senior credit and term loan facility as a result of the merger with ABC Radio.

Income tax benefit for the quarter ended September 30, 2007 was $20.0 million (substantially all non-cash), compared to income tax expense of $13.4 million (substantially all non-cash) for the quarter ended September 30, 2006. The income tax benefit for the quarter ended September 30, 2007 is related to the $495.8 million asset impairment and disposal charges, which resulted in an income tax benefit of approximately $32.6 million, partially offset by the tax expense on pre-tax income excluding impairment loss.

Net loss for the quarter ended September 30, 2007 was $447.8 million, or $(1.71) per basic share, as compared to net income of $18.4 million, or $0.16 per basic share, for the same period in 2006. Included in net loss for the quarter ended September 30, 2007 was approximately $463.2 million of asset impairment and disposal charges, net of tax, or $(1.77) per basic share and $4.6 million of stock-based compensation expense, net of tax, or $(0.02) per basic share. Included in net income for the quarter ended September 30, 2006 was $3.1 million of stock-based compensation expense, net of tax, or $(0.03) per basic share.

Free cash flow (as detailed in the attached table, a non-GAAP financial measure, is generally defined as net income (loss) (i) plus depreciation and amortization, stock-based compensation expense, asset impairment and disposal charges, other, net, non-cash expenses, non-cash debt-

related expenses, and income tax expense (ii) less capital expenditures and cash taxes) was $41.6 million for the three months ended September 30, 2007, compared to $35.8 million for the three months ended September 30, 2006, an increase of $5.8 million. The increase in free cash flow is a result of the acquired ABC Radio business, offset in part by an increase in interest costs and corporate general and administrative expenses. For the three months ended September 30, 2007, the basic weighted average common shares outstanding was approximately 261.5 million as compared to 111.4 million for the three months ended September 30, 2006.

Segment Results

The table below presents the following information for the Company for the three and nine months ended September 30, 2007 and 2006:

•	revenues as reported and on a pro forma basis

•

segment operating income as reported and on a pro forma basis, which excludes from operating (loss) income corporate general and administrative costs, stock-based compensation, local marketing agreement fees, asset impairment and disposal charges, other, net, depreciation and amortization, and other non-cash expenses, on a pro forma basis

	As Reported
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(amounts in thousands)
Net revenues:
Radio Markets	$193,849	$112,517	$417,329	$318,970
Radio Network	48,305	—	59,330	—
Eliminations	(1,947)	—	(2,375)	—

Net revenues	$240,207	$112,517	$474,284	$318,970

Segment operating income:
Radio Markets	$84,009	$52,147	$178,849	$141,316
Radio Network	8,308	—	11,571	—

Segment operating income	$92,317	$52,147	$190,420	$141,316

	Pro Forma
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(amounts in thousands)
Net revenues:
Radio Markets	$193,849	$204,000	$572,590	$589,458
Radio Network	48,305	46,796	139,907	142,840
Eliminations	(1,947)	(1,565)	(5,693)	(4,944)

Net revenues	$240,207	$249,231	$706,804	$727,354

Segment operating income:
Radio Markets	$84,009	$96,457	$241,615	$264,492
Radio Network	8,308	7,477	18,031	17,447

Segment operating income	$92,317	$103,934	$259,646	$281,939

Our Station Portfolio

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 169 FM stations and 61 AM stations in the nation’s leading markets, in addition to the ABC Radio Network business, which is one of the three largest radio networks in the United States. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events and financial trends affecting the Company.

Forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” “continues,” “intends,” “likely,” “may,” “plans,” “potential,” “will,” and similar expressions, whether in the negative or the affirmative. All statements other than the statements of historical fact are “forward-looking” statements for the purposes of federal and state securities laws, including, without limitation, any projections on pro forma statements of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the expected effect of the business combination with ABC Radio; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any assumptions underlying any of the foregoing. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control, which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of current or pending legislation and regulation, antitrust considerations, the impact of pending or future litigation or claims, and other risks and uncertainties, including, but not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in market conditions that could impair the Company’s goodwill or intangible assets; changes in industry conditions; changes in governmental regulations, policies or actions or in regulatory bodies; changes in uncertain tax positions and tax rates; changes in dividend policy; changes in capital expenditure requirements; or the risk that the business combination with ABC Radio may be less favorable for the Company than originally expected.

The Company undertakes no obligation, other than as required by law, to publicly update or revise these forward-looking statements because of new information, future events or otherwise.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net revenue	$240,207	$112,517	$474,284	$318,970

Operating Expenses:
Cost of revenues	88,161	30,399	155,938	86,411
Selling, general and administrative	62,477	30,949	132,582	94,519
Corporate general and administrative	9,663	7,713	32,349	20,213
Local marketing agreement fees	337	320	997	947
Asset impairment and disposal charges	495,786	—	509,372	149,769
Depreciation and amortization	11,141	2,812	18,439	13,821
Other, net	74	(18)	(3,473)	(656)

Operating expenses	667,639	72,175	846,204	365,024

Operating (loss) income	(427,432)	40,342	(371,920)	(46,054)

Interest-related expenses:
Interest expense, net	38,981	8,155	61,064	22,535
Non-cash debt-related expenses	1,385	460	604	1,378
Write-off of deferred financing costs upon extinguishment of debt	—	—	555	—

Interest-related expenses, net	40,366	8,615	62,223	23,913

(Loss) income before income taxes	(467,798)	31,727	(434,143)	(69,967)

Income tax (benefit) expense	(20,045)	13,361	3,055	(23,032)

Net (loss) income	$(447,753)	$18,366	$(437,198)	$(46,935)

Net (loss) income per share – basic	$(1.71)	$0.16	$(2.55)	$(0.42)

Net (loss) income per share– diluted	$(1.71)	$0.15	$(2.55)	$(0.42)

Weighted average common shares outstanding:
Basic	261,458	111,378	171,683	111,546

Diluted	261,458	124,622	171,683	111,546

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following tables set forth the Company’s segment operating income and Segment OIBDA for the three and nine months ended September 30, 2007 and 2006. The Company defines “segment operating income” as operating income (loss) adjusted to exclude the following line items included in its statement of operations: depreciation and amortization, stock-based compensation, corporate general and administrative expenses, asset impairment and disposal charges, local marketing agreement fees, other, net, and other non-cash expenses. The Company defines “Segment OIBDA” as operating income (loss) adjusted to exclude depreciation and amortization, corporate general and administrative, and other, net.

Segment operating income and Segment OIBDA, among other things, are used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and these measures are among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since segment operating income and Segment OIBDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), they should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Segment operating income and Segment OIBDA, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. In addition, segment operating income and Segment OIBDA do not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, segment operating income and Segment OIBDA are not necessarily measures of the Company’s liquidity or its ability to fund its cash needs. Segment operating income and Segment OIBDA do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As segment operating income and Segment OIBDA exclude certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the Securities and Exchange Commission (“SEC”), the Company provides below a reconciliation of segment operating income and Segment OIBDA to operating income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

	Three Months Ended September 30, 2007				Nine Months Ended September 30, 2007
	Radio Markets	Radio Network	Corporate and Other	Total	Radio Markets	Radio Network	Corporate and Other	Total
Segment operating income	$84,009	$8,308	$—	$92,317	$178,849	$11,571	$—	$190,420
Less:
Segment stock-based compensation	1,799	949	—	2,748	3,703	953	—	4,656
Local marketing agreement fees	337	—	—	337	997	—	—	997
Asset impairment and disposal charges (1)	118,186	—	377,600	495,786	131,772	—	377,600	509,372

Segment OIBDA	$(36,313)	$7,359	$(377,600)	$(406,554)	$42,377	$10,618	$(377,600)	$(324,605)
Less:
Corporate general and administrative, including related portion of stock-based compensation	—	—	9,663	9,663	—	—	32,349	32,349
Depreciation and amortization	10,612	529	—	11,141	17,703	736	—	18,439
Other, net	—	—	74	74	—	—	(3,473)	(3,473)

Operating (loss) income	$(46,925)	$6,830	$(387,337)	$(427,432)	$24,674	$9,882	$(406,476)	$(371,920)

	Three Months Ended September 30, 2006				Nine Months Ended September 30, 2006
	Radio Markets	Radio Network	Corporate and Other	Total	Radio Markets	Radio Network	Corporate and Other	Total
Segment operating income	$52,147	$—	$—	$52,147	$141,316	$—	$—	$141,316
Less:
Segment stock-based compensation	978	—	—	978	3,276	—	—	3,276
Local marketing agreement fees	320	—	—	320	947	—	—	947
Asset impairment and disposal charges	—	—	—	—	149,769	—	—	149,769

Segment OIBDA	$50,849	$—	$—	$50,849	$(12,676)	$—	$—	$(12,676)
Less:
Corporate general and administrative, including related portion of stock-based compensation	—	—	7,713	7,713	—	—	20,213	20,213
Depreciation and amortization	2,812	—	—	2,812	13,821	—	—	13,821
Other, net	—	—	(18)	(18)	—	—	(656)	(656)

Operating income (loss)	$48,037	$—	$(7,695)	$40,342	$(26,497)	$—	$(19,557)	$(46,054)

(1)	The purchase price allocation of ABC Radio is preliminary and the acquired assets and liabilities assumed have not yet been allocated to the respective operating segments. Accordingly, the $377.6 million asset impairment and disposal charge for the period ended September 30, 2007 is presented within Corporate and Other in the above table.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

Free cash flow is defined as net income (loss) (i) plus depreciation, amortization, stock-based compensation expense, asset impairment and disposal charges, other, net, other non-cash expenses, non-cash debt-related expenses, and income tax expense (ii) less cash taxes paid and capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with net income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to net income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net (loss) income	$(447,753)	$18,366	$(437,198)	$(46,935)
Adjustments
Depreciation and amortization	11,141	2,812	18,439	13,821
Stock-based compensation	6,059	4,220	17,262	12,462
Asset impairment and disposal charges	495,786	—	509,372	149,769
Other, net	74	(18)	(3,473)	(656)
Non-cash debt-related expenses	1,385	460	604	1,378
Write-off of deferred financing costs	—	—	555	—
Income tax (benefit) expense	(20,045)	13,361	3,055	(23,032)
Taxes paid	(68)	(442)	(1,291)	(1,742)
Capital expenditures	(5,008)	(2,922)	(8,975)	(7,135)

Free cash flow	$41,571	$35,837	$98,350	$97,930

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL

INFORMATION

(Unaudited; Amounts in thousands, except per share amounts)

The following table presents stock-based compensation as reported. The Company believes this summary assists investors in understanding the operating performance of the Company and the effects of stock-based compensation recognized pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net revenue	$—	$—	$—	$—

Operating Expenses:
Cost of revenues	898	430	1,383	1,468
Selling, general and administrative	1,850	548	3,273	1,808
Corporate general and administrative	3,311	3,242	12,606	9,186
Local marketing agreement fees	—	—	—	—
Asset impairment and disposal charges	—	—	—	—
Depreciation and amortization	—	—	—	—
Other, net	—	—	—	—

Operating expenses	6,059	4,220	17,262	12,462

Operating loss	(6,059)	(4,220)	(17,262)	(12,462)

Interest-related expenses:
Interest expense, net	—	—	—	—
Non-cash debt-related expenses	—	—	—	—

Interest-related expenses, net	—	—	—	—

Loss before income taxes (1)	(6,059)	(4,220)	(17,262)	(12,462)

Income tax benefit (2)	(1,423)	(1,107)	(683)	(2,874)

Net loss	$(4,636)	$(3,113)	$(16,579)	$(9,588)

Net loss per share—basic	$(0.02)	$(0.03)	$(0.10)	$(0.09)

Weighted average common shares outstanding:
Basic	261,458	111,378	171,683	111,546

(1)	In addition to the amounts above, for the nine months ended September 30, 2007, the Company also incurred approximately $1.8 million in compensation costs to a senior executive related to payment of the special distribution, or $(0.01) per basic share.
(2)	For the nine months ended September 30, 2007, the amount includes a non-cash write-down of approximately $3.0 million of the Company’s deferred tax assets for the excess of stock-based compensation expense recorded over the amount of such compensation deductible for income tax purposes.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands, except per share amounts)

The following tables reconcile financial measures before the impact of stock-based compensation expense, asset impairment and disposal charges, gain on sale of certain assets, and changes in the effective state tax rate to reported financial measures. The Company believes that adjusting its financial results for these items assists investors in understanding the operating performance of the Company.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Reconciliation of adjusted operating income to operating (loss) income:
Adjusted operating income before stock-based compensation, asset impairment and disposal charges, gain on sale of certain assets and change in effective state tax rate	$74,413	$44,562	$150,774	$116,177
Adjustments to reconcile to operating (loss) income:
Stock-based compensation expense	(6,059)	(4,220)	(17,262)	(12,462)
Asset impairment and disposal charges	(495,786)	—	(509,372)	(149,769)
Gain on sale of certain assets	—	—	3,940	—

Operating (loss) income	$(427,432)	$40,342	$(371,920)	$(46,054)

Reconciliation of adjusted net income to net (loss) income:
Adjusted net income before stock-based compensation, asset impairment and disposal charges, gain on sale of certain assets, net of tax, and change in effective state tax rate	$20,152	$21,479	$50,942	$54,624
Adjustments to reconcile to net (loss) income:
Stock-based compensation expense, net of tax	(4,636)	(3,113)	(16,579)	(9,588)
Asset impairment and disposal charges, net of tax	(463,218)	—	(471,558)	(91,971)
Gain on sale of certain assets, net of tax	—	—	2,392	—
State income tax expense resulting from a change in the effective state tax rate	(51)	—	(2,395)	—

Net (loss) income	$(447,753)	$18,366	$(437,198)	$(46,935)

Reconciliation of adjusted net income per share to net (loss) income per share:
Adjusted net income per basic share before stock-based compensation, asset impairment and disposal charges, gain on sale of certain assets, net of tax, and change in effective state tax rate	$0.08	$0.19	$0.30	$0.49
Adjustments to reconcile to net (loss) income per basic share:
Stock-based compensation expense, net of tax	(0.02)	(0.03)	(0.10)	(0.09)
Asset impairment and disposal charges, net of tax	(1.77)	—	(2.75)	(0.82)
Gain on sale of certain assets, net of tax	—	—	0.01	—
State income tax expense resulting from a change in the effective state tax rate	—	—	(0.01)	—

Net (loss) income per basic share	$(1.71)	$0.16	$(2.55)	$(0.42)

Weighted average common shares outstanding:
Basic	261,458	111,378	171,683	111,546

Contact:	Citadel Broadcasting Corporation
Patricia Stratford (212) 887-1670